UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 1, 2003

PPT VISION, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1413345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, Minnesota 55344

(Address of principal executive offices)

Registrant’s telephone number, including area code: (952) 996-9500

Items 1, 2, 3, 5, 6, 8-12 are not applicable and therefore omitted.

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

(a)  Previous independent accountants

(i)  On July 1, 2003, PPT Vision, Inc. (the Registrant) dismissed PricewaterhouseCoopers LLP as its independent accountants.  The Registrant’s Audit Committee participated in and approved the decision to change independent accountants.

(ii) The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that the report of PricewaterhouseCoopers LLP on the Registrant’s October 31, 2002 financial statements expressed substantial doubt about the Registrant’s ability to continue as a going concern.

(iii) In connection with its audits for the two most recent fiscal years and through July 1, 2003, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

(iv) During the two most recent fiscal years and through July 1, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

(v)  The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated July 8, 2003 is filed as Exhibit 16.1 to this Form 8-K.

(b)  New independent accountants

(i)  On July 1, 2003, the Audit Committee of the Board of Directors of the Company selected and engaged Virchow, Krause & Company, LLP as its independent public accountant.  During the two most recent fiscal years and through July 1, 2003, the Company has not consulted with Virchow, Krause & Company, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided by Virchow, Krause & Company, LLP that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a) (1) (v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a) (1) (v) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1                Letter from PricewaterhouseCoopers LLP dated July 8, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PPT VISION, INC.

	By:	/s/ Timothy C. Clayton
Timothy C. Clayton, Chief Financial Officer

July 8, 2003